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                                                                       EXHIBIT 4

                 INDEPENDENT DIRECTOR STOCK OPTION PLAN (5NQ)
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1.   PURPOSE.
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     This Independent Director Stock Option Plan (5NQ) (the "Plan") is intended to further the established policy of EXIGENT INTERNATIONAL, INC. (the "Corporation") of encouraging ownership of its Common Stock by independent directors of the Corporation and of providing inducements to obtain and retain the services of qualified persons to serve as members of the Board of Directors and to demonstrate the Corporation's appreciation for their service upon the Board of Directors.

2.   DEFINITIONS.
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     (a)  "Option" shall mean any option granted hereunder, which option is not intended to qualify as an incentive stock option within the meaning of
          Section 422 of the Internal Revenue Code of 1986, as amended.

     (b) "Optionee" shall mean any director of the Corporation who is not (i) an employee of or consultant to the Corporation; (ii) an officer of the Corporation; or (iii) an affiliate of the Corporation by reason of direct or indirect beneficial ownership of 10% or more of any class of capital stock of the Corporation. The payment to a director of fees for serving as a director, shall not, in and of itself, disqualify any director as an Optionee.

3.   ADMINISTRATION OF THE PLAN.
     --------------------------

     (a) The Plan shall be administered by the Compensation Committee as and if appointed by the Board of Directors of the Corporation (the "Committee") from time to time. Notwithstanding the foregoing, to the extent required by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for exemption from Section 16(b) of the Exchange Act, each grant of an Option, and the terms of each disposition of a security to the Corporation, shall be approved by the Board of Directors of the Corporation or, if composed solely of two or more Non-Employee Directors within the meaning of Rule 16b-3 at the time of the approval, the Committee. Hereinafter, all references to the Committee shall mean the Board of Directors if no Committee has been appointed. Any action of the Committee may be taken by a written instrument signed by the Committee. Subject to the provisions of the Plan, and subject to the ratification of the grant or authorization of each Option or award by the Board of Directors (if so required by applicable state law), the Committee shall have full and final authority in its discretion to take any action with respect to the Plan including, without limitation, the following: (i) to
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          determine the Optionees to whom, and the time or times at which,
          Options shall be granted, the term of such Options, and the number of shares to be covered by each Option, and if at any time the vesting of any Options shall be accelerated; (ii) to prescribe the form or forms of the agreements (which need not be identical) evidencing any Options granted under the Plan; (iii) to establish, amend and rescind rules and regulations for administration of the Plan; (iv) to construe and interpret the Plan, the rules and regulations, and the agreements evidencing Options granted under the Plan; and (v) to make all other determinations deemed necessary or advisable for administering the Plan.

     (b) The interpretation and construction by the Committee of any provisions of the Plan or of any Option or right granted under the Plan shall be final unless otherwise determined by the Board of Directors. No member of the Board of Directors or Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option or right granted under it. The Corporation shall indemnify and hold harmless each current and former director of the Corporation against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan (excluding intentional wrongdoing) and against and from any and all amounts paid by such person in settlement thereof, with the Corporation's approval, or paid by such person in satisfaction of any judgment in any such action, suit or proceeding in which such person is involved; provided that such person gives the Corporation prompt notice of the claim, action suite or proceeding and an opportunity, at its own expense, to handle and defend the same. This right of indemnification shall not exclude any other indemnification rights to which such persons may be entitled under the Corporation's Certificate of Incorporation or Bylaws, as a matter of law or otherwise, or any power of the Corporation may have to indemnify or hold them harmless.

     (c) The Committee, if appointed, shall consist of at least two persons. The Committee may select one of its members as its chairman, and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by the Committee, shall be valid acts of the Committee. From time to time, the Board of Directors may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

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4.   EFFECTIVE DATE OF THE PLAN.
     --------------------------

     The Effective date of the Plan is September 30, 1997. Options may be granted under the Plan on and after the effective date, but not after September 30, 2007.

5.   OPTIONS; SHARES OF STOCK SUBJECT TO THE PLAN.
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     Options granted hereunder are not options intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). One Hundred Twenty Thousand (120,000) Common Shares of the Corporation (hereinafter called "Common Stock") may be issued pursuant to the exercise of Options granted hereunder (subject to adjustment as provided in Section 13 below), and the Corporation has reserved sufficient authorized shares to provide for the exercise of such Options. Any shares subject to an Option which, for any reason, expires or is terminated unexercised as to such shares may again be subjected to an option granted under the Plan.

6.   AMOUNT OF OPTIONS AND ELIGIBILITY.
     ---------------------------------

     (a)  Options may be granted only to Optionees.

     (b) Subject to Section 6(c) and Section 8 below, each Optionee who is granted Options under the Plan shall receive Options to purchase Forty Thousand (40,000) shares of Common Stock, which Options shall vest and become exercisable by the Optionee on a quarterly basis following grant of the options at the rate of 2,500 shares per quarter for the 16 quarters following the grant date, provided at each quarterly vesting date the Optionee continues to serve on the Board of Directors. Subject to Section 6(c) below, Optionees will be eligible to receive a grant of Options to purchase such 40,000 shares of Common Stock upon their initial election to the Board of Directors.

     (c) With respect to eligible Optionees serving on the Board of Directors upon the adoption of the Plan by the Board of Directors: if such Optionee holds no options to purchase shares of Common Stock granted under other stock option plans of the Corporation, such Optionee will be eligible to receive under the Plan an initial grant of Options to purchase 40,000 shares of Common Stock, which Options shall vest and become exercisable over a 48-month period, taking into account the service on the Board of Directors by such Optionee prior to the adoption of the Plan, as follows: on the date ("Section 6 (c) Initial Vesting Date") 31 days following the grant of such Options, Options for the purchase of an amount of shares of Common Stock equal to 2,500 multiplied by the number of quarters such Optionee shall have then served on the Board of Directors shall vest and become

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          exercisable. Thereafter, subject to Section 8 below, the balance of the remaining unvested Options shall vest and become exercisable at the rate of 2,500 shares of Common Stock per quarter for the quarters following the Section 6 (c) Initial Vesting Date, provided the Optionee continues to serve on the Board of Directors;

     (d) Notwithstanding the foregoing or any other provision of this Plan (i) in the event of a proposed sale of the Corporation through a sale of its stock by stockholders or a sale of all or substantially all of its assets, subject to the closing of such sale and, effective upon the closing or any record date established for stockholder participation in such sale and prior to any distribution of assets to stockholders or any dissolution or liquidation of the Corporation, any and all unvested Options held by Optionees shall thereupon vest and become exercisable; and (ii) if following a merger or similar transaction resulting in a change in control, other than a sale of the Corporation, any Optionee then serving on the Board of Directors is removed from the Board of Directors or not nominated to serve on the Board of Directors or, if nominated, is not reelected to the Board of Directors, then any and all unvested Options held by such an Optionee shall thereupon vest and become exercisable.

7.   OPTION PRICE.
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     The purchase price of the Common Stock covered by each Option shall be one hundred percent (100%) of the fair market value of the Common Stock at the time the Option is granted. The fair market value shall be (i) if the Common Stock is listed on a national exchange, the simple average of the high and the low prices in trading of the Common Stock as reported by sources deemed reliable by the Committee, on such exchange on the date on which the Option is granted (or if there shall be no trading on such date, then on the first previous date on which there shall have been trading);
     (ii) if the Common Stock is not listed on a national exchange but is traded in the over-the-counter market, the average of the high and low prices on the date on which the Option is granted (or if there shall be no trading on such date, then on the first previous date on which there shall have been trading); or (iii) if the Common Stock is neither listed on a national exchange or traded in the over-the-counter market, as determined in good faith by the Committee in accordance with the applicable provisions of
     Section 20.2031-2 of the Federal Estate Tax Regulations, or in any other manner consistent with the Code and accompanying regulations.

8.   OPTION PERIOD AND LIMITATIONS ON THE RIGHT TO EXERCISE OPTIONS.
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     (a)  The term of each Option shall be for a term of ten (10) years, and shall be subject to earlier termination as hereinafter provided.

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     (b)  Options granted to an Optionee pursuant to Section 6 shall become exercisable in such amounts and on such dates as set forth in Section 6, provided the Optionee served as a director throughout the period from the date of the grant of such Options through such respective dates of vesting and provided such Optionee shall have attended at least seventy-five percent (75%) of the Board of Directors meetings held during the 12 months preceding each such respective vesting date. Any Options which do not vest because the Optionee has not attended the Board of Directors meetings as required in the foregoing sentence are forfeited; provided, however, that the Options may be reinstated by the Committee if special circumstances are present and, if required under Rule 16b-3, the reinstatement is approved by the Board of Directors of the Corporation. The foregoing rights of exercise are cumulative and, while the Optionee continues to serve as a director, may be exercised throughout the term of the Option as specified above in subsection (a). An Option may be exercised upon satisfaction of such other or additional conditions as the Committee may specify. No fractional shares will be issued.

     (c) An Option may be exercised by giving written notice of at least 30 days to the Committee at such place as the Committee shall direct. Such notice shall specify the aggregate number of shares to be purchased pursuant to an Option and shall be accompanied by payment of such purchase price either (i) in United States dollars in cash or by check, (ii) in the discretion of the Committee, through delivery of shares of Common Stock having a fair market value as of the date of the exercise equal to the cash exercise price of the Option, (iii) in the discretion of the Committee, through delivery of the Optionee's personal recourse negotiable promissory note bearing interest payable not less frequently than annually at no less than 100% of the lowest applicable federal rate, as defined in Section 1274(d) of the Code, or
          (iv) in the discretion of the Committee, over a three (3) year period, by any combination of (i), (ii) and (iii) above. The shares will be issued as soon as practical after exercise of an Option in accordance with this paragraph. Notwithstanding the foregoing, the issuance of shares may be delayed in the discretion of the Committee for such time period as is necessary to enable the Corporation to comply with any federal and state securities laws applicable to the exercise of the Options granted to any Optionee.

     (d) Except as provided in Section 12 hereof, no Option may be exercised at any time unless the holder thereof is then an Optionee. The holder of an Option shall not have any of the rights of a stockholder with respect to the shares covered by his or her Option until such shares shall be issued to him upon the due exercise of the Option. Nothing in the Plan or in any Option granted pursuant to the Plan shall confer upon any Optionee any right to

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          continue in the service of the Corporation. Subject to the provisions of Section 6(d), in the event of the proposed dissolution or liquidation of the Corporation, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

9.   OPTIONEEE'S INTENTION TO SERVE.
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     Each Optionee receiving an Option shall, as one of the terms of the Option agreement, acknowledge his or her present intention to devote such time, energy and skill to the service of the Corporation and the promotion of its interests as are commensurate with his or her position as a director of the Corporation. If an Optionee who has received an Option shall at any time thereafter not be a member of the Board of Directors of the Corporation, the Option shall terminate immediately, subject only to exercise as provided in Section 12.

10.  NON-TRANSFERABILITY OF OPTIONS.
     ------------------------------

     An Option granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution.

11.  WITHHOLDING.
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     The Committee shall require any recipient of shares pursuant to the exercise of an Option, or on the surrender of any Option, to pay to the Corporation in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by the Corporation to such authority for the account of such recipient. Notwithstanding the foregoing, the recipient may satisfy such obligation in whole or in part, and any other local, state or federal income tax obligations resulting from the exercise of an Option, or the surrender of any Option, by electing (the "Election") to deliver to the Corporation shares owned by the Optionee at the time of exercise or surrender, or to have the Corporation withhold from the shares to which the recipient is entitled. The number of shares to be delivered or withheld shall have a fair market value as of the date that the amount of tax is to be withheld is determined (the "Tax Date") as nearly as equal as possible to (but not exceeding) the amount of such obligations being satisfied. The following rules shall apply with respect to Elections:

     (a) Each Election must be made in writing to the Committee prior to the Tax Date. The Committee may reject any Election, or may suspend or terminate the right to make an Election. An Election, once made by the recipient and accepted by the Committee, shall be irrevocable.

     (b) The fair market value of the shares to be delivered or withheld shall be determined pursuant to Section 7.

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12.  TERMINATION OF STATUS AS OPTIONEE.
     ---------------------------------

     In the event of termination for any reason (including but not limited to resignation, removal, or expiration of term as a director without re-election, acceptance of employment with the Corporation, or death) of an Optionee's status, after an Option has been granted to him or her, as an independent director of the Corporation ("Termination of Status"), an Option may be exercised, to the extent that the Optionee was entitled to do so on the date of Termination of Status, at any time within three (3) months after such termination, but in no event after the expiration of the term of the Option. If Termination of Status is caused by the Optionee's death, such Option may be exercised to the extent that the Optionee was entitled to do so at the date of his death, by his executor or administrator or other person at the time entitled by law to the Optionee's rights under the Option.

13.  ADJUSTMENTS UPON CHANGE IN CAPITALIZATION.
     -----------------------------------------

     The number of Common Shares available under the Plan in the aggregate, the number of Common Shares covered by each Option and the price per share thereof in each Option shall be adjusted for any increase or decrease in the number of issued shares of all classes of the common stock of the Corporation by reason of merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock split-up or dividend paid in stock of the Corporation. If the Corporation shall be a party to any merger or consolidation, any Option shall pertain to and apply to the securities to which a holder, immediately prior to such merger or consolidation, of the number of shares of Common Stock then subject to the Option would have been entitled upon such merger or consolidation; but a dissolution or liquidation of the Corporation shall cause the Option to terminate as provided for in Section 8. Except as expressly provided herein, no issuance by the Corporation of shares of stock of any class, or securities convertible into any shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustment shall be made for dividends paid in cash or property other than securities of the Corporation.

14.  TERMINATION AND AMENDMENT OF THE PLAN.
     -------------------------------------

     (a) Unless the Plan shall theretofore have been terminated as hereinafter in this paragraph provided, no Option shall be granted hereunder after ten years from the adoption of the Plan. The Board of Directors of the Corporation may at any time prior to that date terminate the Plan or make such modification or amendment of the Plan as it shall deem advisable; provided, however, that no amendment may be made which will, except as provided in Section 13 hereof, increase the maximum number of shares for which Options may be granted under the Plan, either in the aggregate or to

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          any individual, or change the manner of determining the minimum Option prices or extend the period during which an Option may be granted or amend the requirements as to the class of persons eligible to receive Options. No termination, modification, or amendment of the Plan may adversely affect the rights of an Optionee under an Option previously granted to such Optionee without the consent of such Optionee.

     (b)  Notwithstanding subsection (a) above, the provisions set forth in
          Section 5 with respect to the number of Options to be granted to Optionees and in Section 6 with respect to the purchase price of such Options shall not be amended more than once every six months.

15.  GOVERNMENT REGULATIONS.
     ----------------------

     The Plan and the granting and exercise of Options thereunder, and the obligation of the Corporation to sell and deliver shares under such Options shall be subject to all applicable laws, rules and regulations.

16.  REPURCHASE AND RESTRICTIONS ON TRANSFER.
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     Shares issued pursuant to Options granted under the Plan shall be subject to such repurchase provisions and such restriction on sale or transfer as shall be determined by the Committee, in connection with the grant of such Options. Such provisions may include provisions obligating or permitting the Corporation to purchase such shares for some period of time after termination of service and providing for rights of first refusal in favor of the Corporation.

17.  APPLICABLE LAW.
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     Except as otherwise provided herein, the Plan shall be construed and enforced in accordance with the laws of the State of Delaware.

18.  MISCELLANEOUS.
     -------------

     (a) Applications of Funds. Proceeds from the sale of stock pursuant to the Plan shall be used for general corporate purposes.

     (b) Governmental Regulation. The Corporation's obligations to sell and deliver Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

19. TERM OF THE PLAN. The Plan is effective as of the 30th day of September, 1997. The Plan was approved by the Board of Directors of the Corporation on the 30th day of September, 1997.

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